SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 03, 2005 (June 02, 2005)

SPECTRX, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22179 (Commission File Numbers)	58-2029543 (I.R.S. Employer Identification Nos.)

4955 Avalon Ridge Pkwy, Suite 300 Norcross, Georgia (Address of Principal Executive Offices)	30071 (Zip Code)

Registrants' Telephone Number, Including Area Code:     (770) 242-8723

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry Into a Material Definitive Agreement.

On February 17, 2005 the board of directors of SpectRx Inc's (the "Company") approved the amendment of the company's 1995 stock plan as amended( the "Stock plan"), subject to stockholders approval.

At its annual meeting on June 02, 2005, the company's stockholders approved the 2005 amendment to the stock plan. The amendment to the stock plan is furnished as Exhibit 99.1 hereto and which information is incorporated herein by reference.

Item 5.02.          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At its annual meeting on June 02, 2005, the company's stockholders elected William D Arthur, III to the board of directors for a one year term. Mr. Arthur is the company's President and Chief Operating Officer. In conjunction with this election, three of its directors had departed from the board of directors Keith D. Ignotz, Charles G. Hadley and Earl R. Lewis.

Item 9.01.         Financial Statements and Exhibits.

                    (c)      Exhibits.

     The following exhibits are filed or furnished with this report:

Exhibit No.	Exhibit Description

99.1	2005 Amendment to the Spectrx, Inc. 1995 Stock Plan, as Amended

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPECTRX, INC.

/s/ MARK A. SAMUELS
	By:	Mark A. Samuels
CEO & CFO

Date: June 03, 2005.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	2005 Amendment to the Spectrx, Inc. 1995 Stock Plan, as Amended